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                                                                     EXHIBIT 8.1

                             ANDREWS & KURTH L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002

                                  July 3, 2001

Sterling Bancshares, Inc.
2550 North Loop West, Suite 600
Houston, Texas 77092

                                   TAX OPINION

Ladies and Gentlemen:

     We have acted as counsel for Sterling Bancshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended ("Sterling Bancshares"), in connection with merger of Lone Star Bancorporation, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended ("Lone Star") with and into Sterling Bancorporation, Inc., a Delaware corporation and wholly-owned subsidiary of Sterling Bancshares ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of March 1, 2001, by and between Sterling Bancshares and Lone Star, as amended by that certain Amendment to Agreement and Plan of Merger dated as of May 31, 2001, between Sterling Bancshares, Lone Star and Merger Sub (as amended, the "Merger Agreement").

     At your request, in connection with the filing of the Registration Statement on Form S-4 with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger. In connection with rendering our opinion, we have reviewed the Merger Agreement, the Registration Statement, the proxy statement/prospectus which is contained in and made part of the Registration Statement (the "Proxy Statement"), certificates of officers of Sterling Bancshares, Merger Sub and Lone Star as to factual matters and such other documents and corporate records as we have deemed necessary or appropriate as a basis therefor.

     We have assumed that the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete through the effective time of the Merger, and that the parties have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement. We also have assumed that statements as to factual matters contained in the Registration Statement and the Proxy Statement are true, correct and complete, and will continue to be true, correct and complete through the effective time of the Merger. Finally, we have assumed that the representations and covenants to be executed by Sterling Bancshares, Merger Sub and Lone Star pursuant to Sections 9.02(d) and 9.03(e) of the Merger Agreement will be true, correct and complete through the effective time of the Merger and that such covenants will be complied with in all material respects.

     Subject to the limitations and qualifications set forth herein, the opinions attributable to us in the discussion under the caption "Material United States Federal Income Tax Consequences of the Merger" in the Proxy Statement included in the Registration Statement filed in respect of the transactions contemplated in the Merger Agreement are our opinion with respect to the matters set forth therein.

     Our opinions are based upon our interpretations of current United States federal income tax law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In

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addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

     We hereby consent to the references to our firm and this opinion contained in the Proxy Statement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. We will confirm this opinion on the effective date of the Merger.



                                             Very truly yours,


                                             /s/ ANDREWS & KURTH L.L.P.

                                             ANDREWS & KURTH L.L.P.